Exhibit 10.13
February 26, 2022

Vats Srivatsan
**

Re: Offer of employment at SentinelOne, Inc.

Dear Vats:

We are very pleased to invite you to join SentinelOne, Inc. (the “Company,” or “SentinelOne”).

1.Duties and Responsibilities. You will report to Tomer Weingarten in his capacity as Chief Executive Officer. Your role as Chief Operating Officer, will drive and architect organic and inorganic growth of the company with particular emphasis on go-to-market as we accelerate towards our next phase of growth.
All business solutions will report into this role with DataSet transitioning immediately and we will use our best efforts to transition the Security business within the next six months; provided, however, if the Security business is not transitioned to you within such time-frame, this will be included in the definition of “Good Reason” as set forth in Exhibit B. Under that specific circumstance, the Severance Benefits set forth in Exhibit B, would also include the acceleration of one-half of the RSUs that would otherwise vest on your First Vesting Date (which is 12.5% of the RSU Grant referenced in paragraph 5 below). Moreover, if your role is changed from Chief Operating Officer, this will also be hereby included in the definition of “Good Reason” as set forth in Exhibit B.”    This Offer Letter (“Offer”) is for a full-time position and this position is classified as exempt. This position is designated as a section 16 Executive Officer. You will work remotely and travel to and work from our California offices as needed. The position may also require you to travel to other locations as may be necessary to fulfill your responsibilities.
2.Salary. Your initial annual base salary will be $450,000 payable in accordance with the Company’s customary payroll practice. Your salary is subject to periodic review and adjustment by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), and any such adjustment is solely within the discretion of the Compensation Committee.
3.Variable Compensation. You may also be eligible to receive variable bonus compensation paid in accordance with the Company’s bonus compensation policies and at the sole discretion of the Compensation Committee. Your bonus compensation shall be targeted at $450,000 per year.
4.Benefits and Vacation. You will be entitled to participate in the Company’s 401(K) plan. Employee Stock Purchase Program and group health insurance plan, subject to and in accordance with applicable eligibility requirements with the terms and conditions as in effect from time to time. You will be eligible for paid Company holidays and to accrue paid vacation under the Company’s vacation plan.
5.RSU Grant. The Company will recommend that the Board or a committee thereof grant you restricted stock units (“RSUs”) with an aggregate value of $15,000,000 (the “Aggregate RSU Value”), pursuant to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”). The number of shares of the Company’s Common Stock subject to the RSUs will equal the Aggregate RSU Value divided by the trailing 30-calendar day average of the closing trading price of the Company’s Class A Common Stock on the New York Stock Exchange immediately preceding the date of grant, rounding up to the nearest whole share. RSUs are granted at the sole discretion of the Compensation Committee and are typically granted at the next regularly scheduled meeting of the Compensation Committee following commencement of your provision of services to the Company. Following your formal written acceptance of the RSUs and in accordance with your award agreement, for so long as you provide continuous service to the Company, the RSUs will vest as follows: the RSUs will vest over a total of four (4) years with twenty-five percent (25%) of the RSUs vesting on the first Vest Date following the one-year anniversary of your Employment Start Date (the “First Vesting Date”), and thereafter 1/12th of the RSUs vesting on each third Vesting Date following the first Vesting Date. For purposes of this paragraph, a “Vesting Date” is the fifth (5th) day of each month.
6.Expenses. Expenses related to your employment at the Company are subject to the Company’s Travel & Expenses Policy.
7.Withholdings. All forms of compensation paid to you as an employee of the Company shall be less all applicable withholdings.
8.Confidential Information; Employee Confidential Information and Inventions Agreement To enable the Company to safeguard its proprietary and confidential information, as a pre-condition to your employment at SentinelOne and by signing this offer letter, You also agree to the terms of the Company’s form of At-Will Employment, Confidential Information and Invention Assignment Agreement attached as Exhibit A hereto (the

“Agreement”), and confirm that you have had an opportunity and sufficient time to consider the terms of the Agreement and consult an attorney of your choice. Furthermore, as we understand that you may have signed similar agreements with prior employers, we wish to impress upon you that you are absolutely prohibited from disclosing to the Company, directly or indirectly, any confidential or proprietary information of others, and fully expect that you will comply with your legally binding obligations to prior employers (as further detailed in the Agreement).
9.At-Will Employment You should be aware that your employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. Participation in any RSUs, benefit, compensation or incentive program does not change the nature of the employment relationship, which remains “at-will.” No one other than an executive officer of the Company has the authority to enter into an agreement for employment for any specified period, or to make any promises or commitments contrary to the Company’s at-will policy. To be valid and enforceable, any employment agreement for a specified term entered into by the Company must be in writing, expressly described therein as an “employment agreement” and signed by an executive officer of the Company.
10.Termination Benefits. You will be eligible to receive change in control and severance payments and benefits under the Change in Control and Severance Agreement (the “Severance Agreement”) attached hereto as Exhibit B.
11.No Conflicting Obligations. You understand and agree that by signing this letter, you represent to the Company that your performance will not breach any other agreement to which you are a party and that you have not, and will not during the term of your employment with the Company, enter into any oral or written agreement in conflict with any of the provisions of this letter or the Company’s policies. You are not to bring with you to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which you owe an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information and we will assist you in any way possible to preserve and protect the confidentiality of proprietary information belonging to third parties. Also, we expect you to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that you refrain from having any contact with such persons until such time as any non-solicitation obligation expires.
12.Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. In addition, while you render services to the Company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.
13.Equal Employment Opportunity. The Company is an equal opportunity employer and conducts its employment practices based on business needs and in a manner that treats employees and applicants on the basis of merit and experience. The Company prohibits unlawful discrimination on the basis of race, color, religion, sex, pregnancy, national origin, citizenship, ancestry, age, physical or mental disability, veteran status, marital status, domestic partner status, sexual orientation, or any other consideration made unlawful by federal, state or local laws.
14.Authorization to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three business days of your date of hire, or our employment relationship with you may be terminated. Your work authorization documentation will be validated through the E-Verify program (https://www.e-verifv.gov/emplovees). Your continued employment with SentinelOne is subject to confirmation that you are authorized to work in the United States. If you have any questions, please contact me at peopleops@sentinelone.com.
15.Indemnification; D&O Insurance Coverage. Per the Company’s Bylaws, as an officer, you will be indemnified (as other officers and members of the Board of Directors) to the fullest extent permitted under the Delaware General Corporation Law and included in the Company’s Directors and Officers insurance policy.
16.Complete Offer and Agreement This letter, the Agreement and the Severance Agreement set forth the entire agreement and terms of your employment with the Company and supersede any prior representations, discussions or agreements, even if inconsistent, and whether written or oral, among you and the Company. This letter may not be modified or amended except by a written agreement, signed by an executive officer of the Company and by you. It is understood that the Company may, from time to time, in its sole discretion, adjust the salaries, incentive compensation and benefits paid to you and its other employees, as well as job titles, locations, duties, responsibilities, assignments and reporting relationships.

Exhibit 10.13
17.Start Date; Acceptance of Offer. This Offer is subject to successful completion of relevant background checks (as may be limited by applicable law). Unsatisfactory completion of such background checks will be considered and may lead to withdrawal of this Offer. Subject to the foregoing, we hope that you will accept this offer promptly and begin your full-time employment at the Company by April 4, 2022 your “Employment Start Date”). If our offer is acceptable to you, please sign the enclosed copy of this letter in the space indicated and return it to me at your earliest convenience.
Vats, our team was impressed by your accomplishments and potential, and we are enthusiastic at the prospect of your joining us. I look forward to your early acceptance of this offer, and to your contributions to the growth and success of SentinelOne.
Sincerely,
Tomer Weingarten
Chief Executive Officer

ACCEPTANCE OF EMPLOYMENT OFFER:
I accept the offer of employment by the Company on the terms described in this letter.

Signature:
Date:

EXHIBIT A
SENTINELONE, INC.
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT
As a condition of my employment with SentinelOne, Inc. (the “Company”), and in consideration of my employment with the Company, my receipt of the compensation now and hereafter paid to me by Company, the Company’s promise to provide and/or continue to provide access to the Company’s Confidential Information as defined below, and the Company’s promise to provide and/or continue to provide access to the Company’s goodwill (none of which I would receive absent signing this Agreement), I agree to the following provisions of this At-Will Employment, Confidential Information and Invention Assignment Agreement (this “Agreement”):
1.At-Will Employment
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2.Duty of Loyalty
I understand and acknowledge that I owe the Company a fiduciary duty of loyalty. While employed by the Company, I agree at all times to devote my best efforts to the business of the Company, to perform conscientiously all duties and obligations required or assigned, and not to usurp, for personal gain, any opportunities in the Company’s line of business or reasonably anticipated research and development. During my employment with the Company, I shall promptly and fully provide the Company with and disclose to the Company all information, ideas, improvements and recommendations relating to the Company’s business, line of business, or reasonably anticipated research and development, whether or not protectable by patent, copyright or other proprietary right, and whether or not they are made, conceived or reduced to practice during my employment with the Company, or using the Company’s facilities or data, of which I have knowledge, that could reasonably be considered to benefit the Company. I shall not usurp, for personal gain or the benefit of any other third party, any information which could reasonably be considered to benefit the Company that I learned, accessed, obtained or acquired during employment with the Company. Examples of conduct that constitutes a breach of an employee’s duty of loyalty if engaged in during employment with the Company include, but are not limited to:
A.Soliciting customers of the Company for the personal benefit of the employee or any other third party, such as by having customers do business with the employee outside the Company’s facilities on a cash basis or other methods of direct or indirect payment to the employee;
B.Offering trades of services to other employees of the Company while at the Company without authorization where the Company typically does not provide such services to employees for free;
C.Offering free services to customers while at the Company without authorization where such services are typically provided by the Company for a fee;
D. Performing any work or services outside of the Company that competes or interferes with the employee’s work at the Company or results in usurping or interfering with any prospective business opportunity that is within the Company’s line of business or reasonably anticipated research and development;
E.Taking a second or third job that results in diminishing, inhibiting, limiting or negatively impacting the employee’s ability to effectively and proficiently complete job duties for the Company and to be available during normal business hours during which the employee’s services are regularly scheduled or otherwise needed at the Company (the employee remains free to work anywhere else as long as such work does not compete with the Company’s business and does not conflict with or inhibit the employee’s ability to perform work for the Company);
F.If the employee is an hourly, non-exempt employee, doing or attending to other non- Company-related work or personal business while on the clock at the Company and not on a break;
G.Discussing with any customer whether the customer would follow or continue to work with the employee if/when the employee leaves the Company; and

Exhibit 10.13
H.Taking or retaining customer information at any time without the customer’s authorization and/or upon termination of employment.

3.Confidentiality
A.Definition of Company Confidential Information. I understand that “Company Confidential Information’’ means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, whether reduced to writing or simply within my head, that has value in or to the Company’s business and which the Company wishes and/or makes good faith efforts, to maintain as confidential and/or proprietary. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. For the avoidance of doubt, Company Confidential Information includes information that constitutes a trade secret—which is defined as information, including a formula, pattern, compilation, program, device, method, technique or process, that: (a) derives independent economic value, actual or potential, from not being generally known to the public or to other persons or entities who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain it secrecy—as well as information that is not trade secret, but otherwise meets the definition of Company Confidential Information. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish
(x)was publicly known or made generally available prior to the time of disclosure by the Company to me;
(y)    becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (z) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Company Confidential Information does not include an employee’s knowledge or experience acquired through experience in a field or industry. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
B.Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. I understand that my obligations under this Section 3.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in Protected Activity, as described below.
The prohibitions on use and disclosure in this Section 3.B. include, but are not limited to, using Company Confidential Information to (a) identify existing customers of the Company for my own personal benefit or the benefit of any other firm or entity; (b) facilitate the solicitation, for my personal benefit or the benefit of any other firm or entity, of any existing or prospective customers of the Company, that I serviced or solicited or about whom I otherwise gained Company Confidential Information during my employment with the Company; (c) facilitate the solicitation, for my personal benefit or the benefit of any other firm or entity, of any existing employees of the Company with whom I worked during my employment with the Company; and/or (d) otherwise unfairly compete with the Company. I will not reverse engineer, decompile or disassemble any products, software or other materials containing any company Confidential Information.

C.Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company.
4.Ownership
A.Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 4.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 or other similar state laws (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Appendix A, a list describing all Prior Inventions that relate to the Company’s proposed business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such

Exhibit 10.13
Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Appendix A. they will not materially affect my ability to perform all obligations under this Agreement.
C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
E.Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 4.E shall continue after the termination of this Agreement.
F.Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 4.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G.Exception to Assignments. PURSUANT TO CALIFORNIA LABOR CODE SECTIONS 2870-2872 AND OTHER SIMILAR STATE LAWS, I UNDERSTAND AND ACKNOWLEDGE THAT MY OBLIGATION TO ASSIGN INVENTIONS TO THE COMPANY DOES NOT APPLY TO ANY INVENTION FOR WHICH THERE WAS NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME, AND WHICH (1) DOES NOT RELATE DIRECTLY TO THE BUSINESS OF THE COMPANY OR THE COMPANY’S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) DOES NOT RESULT FROM ANY WORK PERFORMED BY ME FOR THE COMPANY. FOR THE AVOIDANCE OF DOUBT, ANY DERIVATIVE OF THE COMPANY TECHNOLOGY OR OTHER INTELLECTUAL PROPERTY RIGHTS SHALL REMAIN OWNED BY THE COMPANY. I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE ABOVE CRITERIA AND ARE NOT OTHERWISE DISCLOSED ON APPENDIX A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.
5.Conflicting Obligations
A.Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.Prior Relationships. Without limiting Section 5.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
6.Return of Company Materials
A.Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).
B.Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 4.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Employee Handbook and personnel records relating to my employment.
C.Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
D.Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
E.No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 6, and I will certify in writing that I have complied with the requirements of this Section 6.
7.Termination Certification

Exhibit 10.13
Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Appendix B.

8.Notification to New Employer
In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer or contracting entity about my obligations under this Agreement. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
9.Non-Competition
To the fullest extent permitted under applicable law,, I agree that during my employment, and for a period of nine (9) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not engage in competition with the Company in the geographical location where I was assigned to perform services for the Company during the last twenty-four months of relationship with the Company, or, if I performed services for the Company during that period which had an impact on the Company’s products and/or services across the entire United States, then anywhere in the United States. I acknowledge that the Company does business across the United States. For purposes of this Section 9, “engage in competition” means entering into the employ of, or rendering any services to, a competitor of the Company where I am performing or rendering the same or similar services to the services I performed within the last twenty-four (24) months of my relationship with the Company, whether in the capacity of principal, agent, partner, officer, director, employee, consultant, independent contractor, or the like. A “competitor of the Company” is any entity that offers products and/or services which are substantially similar in nature to, such that they actually compete with, the products or services I worked on or about which I learned Confidential Information during the last twenty-four (24) months of my relationship with the Company. I agree that nothing in this
Section 9 shall affect my continuing obligations under this Agreement during and after this nine (9) month period, including, without limitation, my obligations under Section 3.
10.Solicitation of Employees
To the fullest extent permitted under applicable law, I agree that during my employment, and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not solicit any of the Company’s employees who hold a position uniquely essential to the management, organization, or service of the business to leave their employment at the Company. I agree that nothing in this Section 10 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 3.
11.Solicitation of Customers
To the fullest extent permitted under applicable law, I agree that during my employment, and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not solicit, contact, call upon, or attempt to solicit or call upon, any customer of the Company for the purpose of selling products or performing services which are substantially similar in nature to, such that they actually compete with, the products or services I sold to or performed for customers on behalf of the Company during the last twenty-four (24) months of my relationship with the Company. This restriction shall apply only to any customer or prospective customer of the Company with whom I had contact during the last twenty-four (24) months of my relationship with the Company, or any customer of the Company about whom I obtained Company Confidential Information. For purposes of this Section 11, “contact” means interaction between me and the customer which takes place to further a business relationship with, or perform services for, the customer. The prohibitions in this Section 11 apply regardless who initiates the contact. I agree that nothing in this Section 11 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 3.
12.Remedies
I acknowledge and agree that any breach of this Agreement by me would cause irreparable harm to the Company and that money damages would not provide an adequate remedy to the Company. I agree that if I commit or threaten to commit any such breach, the Company has the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, and I agree not to assert in any such enforcement action that the Company has an adequate remedy in damages. I agree that the right to specific enforcement will be in addition to, and not in lieu of, any other rights or remedies available to the Company in law or in equity. In addition, in the event I violate any of the post-employment restrictive covenants set forth in this Agreement, I agree that the periods of restriction shall extend automatically by the number of days a court determines I violated such restriction. Further, in the event I breach this Agreement, I shall be liable for all damages and costs suffered by the Company.

Exhibit 10.13
13.Conflict of Interest Guidelines. Code of Business Conduct and Ethics, and Anti-
Corruption Policies
I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies, Conflict of Interest Guidelines, Anti-Corruption Policy, and Code of Business Ethics. Current copies of the Company’s Conflict of Interest Guidelines, Anti-Corruption Policy, and Code of Business Conduct and Ethics are attached as Appendix C hereto, but I understand that these documents may be revised from time to time during my employment.

14.Representations
Without limiting my obligations under Section 4.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

15.AUDIT
I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media System. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.
I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

16.Governing Law: Equitable Relief
A.Governing Law. This Agreement will be governed by the laws of the state in which I am to be employed by the Company at the time I execute this Agreement as those laws apply to contracts entered into and wholly to be performed within such state.
B.Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT OR WORKERS’ COMPENSATION, INCLUDING, BUT NOT LIMITED TO, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR SIMILAR STATE AGENCIES. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
C.Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE

INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT / AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
17.Miscellaneous
A.Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 3.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.
B.Entire Agreement. This Agreement, together with the Appendices herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
C.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
D.Reformation; Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

E.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
F.Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of my employment with the Company.
G.Applicability to Past Activities. To the extent I have been engaged by the Company to provide services for a period of time prior to the date of this Agreement (the “Prior Engagement Period”), I agree that if and to the extent that, during the Prior Engagement Period: (i) I received access to any information from or on behalf of Company that would have been Company Confidential Information if I received access to such information during the period of my employment with the Company under this Agreement; or (ii) I conceived, created, authored, invented, developed or reduced to practice any item, including any intellectual property rights with respect thereto, that would have been an Invention if conceived, created, authored, invented, developed or reduced to practice during the period of my employment with the Company under this Agreement; then any such information shall be deemed Company Confidential Information hereunder and any such item shall be deemed an Invention hereunder, and this Agreement shall apply to such information or item as if conceived, created, authored, invented, developed or reduced to practice under this Agreement.
18.PROTECTED ACTIVITY NOT PROHIBITED
I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” means disclosing Company Confidential Information if permitted by applicable state or federal laws, and filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). I understand that in connection with such Protected Activity, I

Exhibit 10.13
am permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. In addition, I understand that under the U.S. Defend Trade Secrets Act of 2016,1 will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal..
Date:
Signature
Name of Employee (typed or printed)

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
Title Identifying Number or Brief Date    Description
No inventions or improvements Additional Sheets Attached
Date:
Signature
Name of Employee (typed or printed)

Exhibit 10.13
EXHIBIT B
SENTINELONE, INC. TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to SentinelOne, Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Employee Handbook and personnel records relating to me.
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its Protected Activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I also acknowledge that under the Agreement, I am subject to certain restrictions for a period of
time on my future employment, which restrictions are described in the Agreement at Section     . I
understand that nothing in this paragraph affects my continuing obligations under the Agreement during and after this restriction period, including, without limitation, my obligations under Section 3 (Confidentiality) thereof.
After leaving the Company’s employment, I will be employed by      in the position of
Date:
Signature
Name of Employee (typed or printed)
Address for Notifications:

EXHIBIT C
CONFLICT OF INTEREST GUIDELINES
It is the policy of SentinelOne, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:
1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)
2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is, or appears to be, a personal or social involvement.
5.Initiating or approving any form of personal or social harassment of employees.
6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.Borrowing from or lending to employees, customers, or suppliers.
8.Acquiring real estate of interest to the Company.
9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.
10.Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.
11.Making any unlawful agreement with distributors with respect to prices.
12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.Engaging in any conduct that is not in the best interest of the Company.
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.
Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law. Also, nothing in these guidelines is intended to limit or prohibit employees from engaging in any Protected Activity. “Protected Activity” means filing a charge or complaint or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). In connection with such Protected Activity, employees are permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute

Exhibit 10.13
Company Confidential Information to any parties other than the Government Agencies. “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications.

Exhibit 10.13

SENTINELONE, INC.
ANTI-CORRUPTION POLICY
PURPOSE
SentinelOne, Inc., including any of its subsidiaries or affiliates (“SentinelOne” or the “Company”) is committed to promoting the highest standards of ethical business conduct and to compliance with all applicable laws, rules, and regulations. As part of this commitment, all SentinelOne employees, including individuals employed by or acting on behalf of SentinelOne, its officers and member of its board of directors, consultants, agents, other representatives and channel partners (“Company Personnel and Partners”) are required to comply with the Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act, other anti-bribery laws, and local laws designed to prevent improper bribes (collectively, all of these laws are referred to as the “Anti-Corruption Laws”). The policies set forth in this document are referred to as the Company’s “Anti-Corruption Policy.” In addition to compliance with the Anti-Corruption Laws, all Company Personnel and Partners are required to comply with the Anti-Corruption Policy and any procedures adopted by the Company to implement this Policy.
PROHIBITED CONDUCT
SentinelOne and Company Personnel and Partners are prohibited from authorizing, making, offering, promising, requesting, receiving or accepting bribes or accepting kickbacks in any form. This prohibition applies to all forms of bribery, including commercial bribery as well as bribery of government employees or officials. The Anti-Corruption Laws prohibiting bribery are very broad, so that many kinds of gifts or entertainment provided to government employees or officials might be considered improper. For that reason, you may not give anything of value to any government employee or official in order to wrongfully influence the government employee or official, obtain or retain business or receive any improper advantage. This prohibition applies regardless of whether the payment or offer of payment is made directly to the government employee or official or indirectly through a third party. As discussed in more detail below, it is critical to understand that, for purposes of the Anti-Corruption Laws, the terms “government official” generally includes any employee of a company that is owned or controlled by a government or governmental agency. By way of example, this means that someone working for a telecom, energy company, internet company or hospital in another country that is owned or controlled by that country’s government is a “government official.” In other words, for purposes of the Anti- Corruption Laws, this term is much broader than how we think about “government officials” in the United States.
Examples of prohibited conduct include:
1.payments made directly to a government employee or official for an improper purpose;
2.payments or gifts to third parties where you know or have reason to know that at least a portion of the payments or gifts is likely to be offered by the third party to a government employee or official for an improper purpose;
3.acts “in furtherance of’ an improper payment, such as arranging for funds to be available for the improper payment; and
4.payments to retain assets, such as an “under the table” payment to a tax official to settle a tax claim.
It is important to avoid even the appearance of impropriety. If you have any questions about whether a payment may be improper or violate this Policy, consult the Company’s Compliance Officer before any payment or offer is made. For purposes of the Anti-Corruption Policy, the Company's Chief Legal Officer serves as the Compliance Officer.
IMPORTANT CONCEPTS
Who is a “government official”?
“Government official” includes:
1.any official or employee of a government, including any political party, administrative agency, or government-owned business; any person acting in an official capacity on behalf of a government entity;
2.employees or agents of a business which is owned or controlled by a government;
3.any person or firm employed by or acting for or on behalf of any government;
4.any political party official, employee or agent of a political party, or candidate for political office (or political party position); and
5.any family member or other representative of any of the above.
Any doubts about whether a particular person is a government official should be resolved by assuming that the individual involved is a government official for purposes of the FCPA or the Anti-Corruption Laws.
What does “anything of value” mean?
“Anything of value” includes money and monetary equivalents (such as gambling chips and gift cards), entertainment, accommodations, and any other benefit. There is no “minimum” required under the FCPA - any amount can be sufficient to trigger a violation.
What is an “improper advantage”?
An “improper advantage” includes payments intended to wrongfully:
1.influence a decision by a government official, including a failure to perform his or her official functions;
2.induce a government official to use his or her influence to affect a decision by someone else in his or her government; and
3.induce a government official to use his or her influence to affect or influence any act or decision.
In addition to obtaining or retaining business, “improper advantage” includes reducing taxes, or duties, “looking the other way” at minor code or rule violations, and any form of preferential treatment.
GIFTS, ENTERTAINMENT, TRAVEL & PROMOTIONAL EXPENDITURES Gifts in the business context can be an appropriate way for business people to display respect for each other. SentinelOne expects the use of good judgment and moderation when giving or receiving entertainment or gifts. No gift or entertainment should ever be offered, given, provided or accepted by you unless it:
1.is reasonable and not extravagant;
2.is appropriate under the circumstances and serves a valid business purpose;
3.is customary and appropriate under U.S. and local customs;
4.is not being offered for any improper purpose, and could not be construed as a bribe, kickback or payoff;
5.does not violate any Company policy;
6.does not violate any U.S., local or international laws or regulations; and
7.is accurately described in your expense or other reports and Company’s books and records.
It is essential that you accurately report expenditures for gifts or entertainment so that the purpose, amount, and recipient of the gift are obvious {i.e., transparent) to personnel in the Company’s Finance Department and other personnel who have responsibility for ensuring that our financial books and records are accurate and reviewing these books and records. Expense reports should accurately state the purpose of the expenditures and the identities of the individuals receiving the gifts or entertainment and state whether the gift or entertainment was given to a government employee or official.
Significant legal restrictions apply with regard to providing gifts, entertainment, travel and promotional expenditures related to government officials. You must make sure you fully understand all such restrictions and associated policies and procedures. In each instance:
1.all gifts, entertainment, or promotional expenses which are intended to induce a government employee or official to misuse his or her position or to obtain an improper advantage are prohibited, regardless of their value;
2.expenses must have a valid business purpose and be reasonable and necessary under the circumstances;
3.gifts must be of token value (such as shirts or tote bags that reflect Company’s business name and/or logo), legal and customary, and openly given; and
4.expenses and gifts must be fully and accurately reflected in the Company’s books and records and backed by receipts.
You should avoid even the appearance of impropriety. Any gift or expense that is lavish or might otherwise prove embarrassing for the Company is prohibited. If you have any question regarding the appropriateness of any gift or expense, you should consult the Compliance Officer prior to giving the gift or incurring the expense.
FACILITATING PAYMENTS The FCPA and other anti-bribery laws may provide limited exceptions for certain minor payments for the purpose of facilitating or expediting routine, lawful services or nondiscretionary administrative actions, such as telephone installation. However, other anticorruption laws prohibit such payments. Any and all facilitating payments require prior written approval from the Compliance Officer.
REPRESENTATIVES, PARTNERS, CONSULTANTS, DISTRIBUTORS, AGENTS AND OTHER THIRD PARTIES
Before initiating a relationship with a representative, partner, consultant, distributor, agent, or other third party, you must conduct appropriate due diligence to assure yourself that the representative will not engage in any improper conduct. This is for several important reasons, including that the Company can be held responsible for a third party's conduct in certain circumstances under the Anti- Corruption Laws. Due diligence typically will include considering such factors as:
1.the third party’s qualifications for the position or task at issue;
2.whether the third party has personal or professional ties to the government or any government official;
3.the number and reputation of the third party’s clientele and the representative’s reputation with the United States Embassy or Consulate, local bankers, clients, and other business associates; and
4.the reasonableness of the compensation.
Consult the Compliance Officer regarding the appropriate due diligence procedure for your situation.
The Company must terminate contracts with any third party who is unwilling or unable to represent the Company in a manner consistent with this Anti-Corruption Policy.
RED FLAGS RELATED TO THIRD PARTIES While conducting due diligence and throughout any

Exhibit 10.13
subsequent relationship with third parties, you must monitor for any “red flags.” A “red flag” is a fact or circumstance that requires additional consideration and extra caution. Red flags must be considered in context rather than in isolation. Red flags may appear in many forms and can include:
1.payments in a country with a history or reputation for corruption;
2.refusal to provide a certification of compliance with the FCPA or other anti-bribery laws;
3.unusual payment patterns or requests, including payments to third parties, in cash, and payments made to bank accounts outside the country;
4.representations or boasting about influence or connections;
5.use of a shell or holding company that obscures ownership without credible explanation;
6.accusations of improper business practices (credible rumors or media reports, etc.);
7.family or business relationship with the government or a government official;
8.requests for payments “up front” or statements that a particular amount of money is needed to “get the business,” “make the necessary arrangements,” or similar expressions;
9.unusually high commissions, agents’ fees, or payments for goods or services;
10.apparent lack of qualifications or resources;
11.whether the representative or joint venture partner has been recommended by an official of the potential government customer;
12.requests to be able to make agreements without the Company’s approval; and
13.requests that agreements or communications be kept secret (other than a customary nondisclosure or confidentiality agreement).
You are responsible for monitoring your email and other communications and documents for red flags. Any red flags should be brought promptly to the attention of your supervisor or the Compliance Officer. Failure to do so is considered a violation of this Anti-Corruption Policy.
POLITICAL CONTRIBUTIONS
The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is, however, always the Company’s policy to comply fully with all applicable laws regarding political contributions. Donations to political campaigns or causes could violate campaign finance laws and Anti-Corruption Laws, especially if contributions are made to a campaign at the request or suggestion of a government official.
To mitigate the risk of an improper payment or the appearance of an improper payment, no Company funds, facilities, or services of any kind may be provided to any government official, including any candidate or prospective candidate for public office, to any political party, or to any political initiative, referendum, or other form of political campaign unless pre-approved in writing by the Compliance Officer.

CHARITABLE CONTRIBUTIONS
The Company is committed to improving and promoting the interests of the communities where it operates. Donations to charitable organizations, however, can, like political contributions, present a risk under the Anti-Corruption Laws, particularly if they are made at the request or suggestion of a government official. Therefore, you must obtain prior written approval from the Compliance Officer before making any charitable donation on behalf of the Company or using Company funds, directly or indirectly.
BOOKS AND RECORDS
All employees must maintain accurate records of all transactions and assist in ensuring that the Company’s books and records accurately and fairly reflect, with appropriate detail, all transactions, expenses, or other dispositions of assets. To that end, every employee is prohibited from falsifying any business or accounting record and must truthfully report and record all dispositions of assets. Undisclosed or unrecorded funds or assets—for any purpose—are prohibited.
Any questions on how to record transactions should be referred to the Compliance Officer.
In addition to the guidelines set forth above, all employees must comply with the Company’s Code of Business Conduct and Ethics.
REPORTING BREACHES OF THIS ANTICORRUPTION POLICY
Compliance with this Anti-Corruption Policy is, first and foremost, the individual responsibility of each and every employee. All Company Personnel and Partners must report, in person or in writing, any known or suspected violations of this Policy to the Compliance Officer or in a manner consistent with the Company’s Whistleblower Policy. Per the Company’s Whistleblower Policy, concerns regarding improper or illegal conduct can be reported in several ways, including by: (i) reporting the known or suspected violation to your manager and/or

supervisor; (ii) reporting your concerns to the    Compliance    Officer    at
ethicshelp@sentinelone.com: (iii) calling the Company’s Whistleblower Reporting Hotline at (650)-537-2443 and/or by letter addressed to the Company’s Audit Committee or Legal Department, sent c/o SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, California 94041; Attention: Audit Committee or Chief Legal Officer.
You can also submit any questions you may have regarding the Anti-Corruption Policy to the Company’s Whistleblower Reporting Hotline number or email address. Any questions or reports of concerns regarding improper or illegal conduct will be addressed promptly, and can be made anonymously.
SentinelOne will not allow any retaliation against any Company employee who acts in good faith in reporting any violation of this Policy. The Company encourages and highly values reporting of conduct that may violate the Anti-Corruption Laws. Per the Company’s Whistleblower Policy, the Company will investigate reported violations and will determine an appropriate response, including corrective action and preventative measures as appropriate. For further information regarding the manner in which the Company handles reports related to concerns of improper or illegal conduct, please review the Company’s Whistleblower Policy.
PERIODIC REVIEW
The Compliance Officer or a designee will conduct a periodic review to confirm the adequacy and effective implementation of this Anti-Corruption Policy.

CERTIFICATION AND ENFORCEMENT
From time to time, SentinelOne personnel may be required to complete training regarding the FCPA and, more broadly, the Anti-Corruption Laws and sign a certification acknowledging commitment to, full understanding of, and compliance with this Anti-Corruption Policy.    The
acknowledgment statement shall be included in the personnel file of each such employee. Any Company Personnel or Partners who violate this Policy or who fail to make or falsify any certification required under this Policy may be subject to disciplinary action, up to and including termination of employment or of the business relationship.

Exhibit 10.13
SENTINELONE, INC.
EMPLOYEE CERTIFICATION REGARDING COMPLIANCE WITH
ANTI-CORRUPTION POLICY
I have read and understand the Anti-Corruption Policy (the “Anti-Corruption Policy”) of SentinelOne, Inc. (“SentinelOne” or “Company”). I undertake to comply with the provisions of the Policy. I hereby represent that:
1.Except as disclosed below, I have not participated in, and am not aware of, any violation of the Foreign Corrupt Practices Act (“FCPA”) or the Anti-Corruption Policy by myself or any other employee, agent, individual, or entity acting on behalf of or as a representative, channel partner, vendor, consultant, or business partner of SentinelOne. I hereby represent that:
o I have not paid, offered, promised to pay (or authorized any payment or offer of) money or anything of value, directly or indirectly, to any government employee or official in order to wrongfully influence the government official, obtain or retain business, direct business to any person, induce a government official to use his or her influence to affect or influence any act or decision, or receive any improper advantage.
o I am not aware of, and have no reason to believe that, any employee, agent, individual, or entity acting on behalf of or as a representative, channel partner, vendor, consultant, or business partner of SentinelOne has paid, offered, promised to pay (or authorized any payment or offer of) money or anything of value, directly or indirectly, to any government employee or official in order to wrongfully influence the government employee or official, obtain or retain business, direct business to any person, induce a government employee or official to use his or her influence to affect or influence any act or decision, or receive any improper advantage.
1I shall not pay, offer, promise to pay (or authorize any payment or offer of) money or anything of value, directly or indirectly, to any government employee or official in order to wrongfully influence the government official, obtain or retain business, direct business to any person, induce a government official to use his or her influence to affect or influence any act or decision, or receive an improper advantage.
2.Should I ever obtain information giving me reason to believe that any employee, agent, individual, or entity acting on behalf of SentinelOne may have engaged in conduct that violates the FCPA or the Anti-Corruption Policy, I undertake to report that information promptly to the Compliance Officer of the Company.
2have engaged in or observed the following incidents of potential non-compliance:
I understand that a false, misleading or incomplete statement in this certification of compliance or other violation of the Anti-Corruption Policy may be grounds for termination of employment or of the business relationship.
Date: Signature: Name printed:
Title:
Office:

SENTINELONE, INC.
CODE OF BUSINESS CONDUCT AND ETHICS
PURPOSE
Our integrity and professionalism have been the cornerstone of our business. In all that we do SentinelOne, Inc. (the “Company” including any of its subsidiaries) supports and upholds a set of core values and principles. The success of our business depends on each of us understanding these values and principles and continuously demonstrating the uncompromising integrity that is the foundation of our company.
Each of us has a responsibility to act with integrity - both in terms of how we treat each other, and in terms of how we run our business. This Code of Business Conduct and Ethics (“Code”) is intended to serve as a guide to help you answer potential legal and ethical questions that may arise. However, no policy can address or anticipate every situation you might face. If you have a question about any course of conduct, consult your supervisor or our Chief Legal and Trust Officer before proceeding.
As our Code establishes our policy framework, all our employees, directors and officers are required to read and comply with our Code. Please note that the Company has additional policies that cover other specific topics that you should also read and familiarize yourself with. These additional policies include:
•Anti-Corruption Policy;
•Corporate Communications Policy;
•Insider Trading Policy;
•Related Party Transactions Policy;
•Social Media Guidelines; and
•Whistleblower Policy.
OUR CULTURAL VALUES
•Trust. Be dependable. Conduct yourself with the highest integrity at all times.
•Accountability. Be reliable in all your actions and words. Put customers first. Be the owner!
•OneSentinel. Be passionate about driving team success and collaboration across our company.
•Relentlessness. Act with unwavering purpose and determination in everything you do.
•Ingenuity. Encourage innovative approaches to problem-solving and market leadership. Embrace diverse perspectives. Hustle!
•Community. Be kind to one another. Think about how your actions will affect others. Together with your team you can achieve more.
PERSONS COVERED BY THIS POLICY

This Code applies to our employees, contractors, consultants, agents, representatives, officers and members of our Board of Directors (“Board”).

MAKING THE RIGHT DECISION
In evaluating your conduct, it is useful to ask the following questions:
•Purpose.
o Why am I doing this?
o Is it legal? Even if it is legal, is it the right thing to do?
•Process.
o Did I follow the right steps? o Did I consult the right experts or stakeholders?
•Perception.
o How would this look to our customers, regulators, employees or the media?
o How would this look in three to four years in the future?
If you ever are in an uncomfortable situation or have any doubt about whether a situation is consistent with our ethical standards or complies with the law, please seek help from your manager or our Chief Legal and Trust Officer. If you would like to remain anonymous, please refer to our Whistleblower Policy for instructions on how to report a situation or seek help anonymously.
DOING OUR JOBS WITH INTEGRITY
The Company expects each of you to strive for excellence and work with integrity in all you do. It is unacceptable to cut ethical or legal comers for any reason.

Exhibit 10.13
HONEST AND ETHICAL CONDUCT
Conflicts of Interest
You must act within guidelines that prohibit real and potential conflicts of interest with your role at the Company. Generally, conflicts of interest are situations that divide your loyalty between the Company, on the one hand, and your own personal interests, on the other. Determining whether a conflict of interest exists is not always easy to do. Even the appearance of a conflict of interest could create a problem. Before engaging in any activity, transaction or relationship that might give rise to a conflict of interest, you must first notify your manager or our Chief Legal and Trust Officer or, if you are a Board member, to the Chair of the Audit Committee of the Board (“Audit Committee”), and then receive written approval to engage in the activity, transaction and/or relationship.
The following are examples of types of situations that could present potential conflicts of interest and should be disclosed:
•Conflicting Employment: You or a family member is working or consulting for a competitor or potential competitor.
•Hiring Related Parties: Hiring or supervising family members or others with whom you have a close, personal relationship.
•Business Transactions with Related Parties: Awarding Company business to a company owned or controlled by an employee of the Company or a member of his or her family.
•Board or Advisory Service: Serving as a board member or advisor for an outside company or organization.
•Investments: Owning or having a substantial interest in a competitor, supplier or contractor.
•Gifts: Accepting gifts, discounts, favors or services from a customer/potential customer, vendor or supplier, unless equally available to all Company employees.
•Interested Party Transactions: Taking personal advantage of the Company’s business opportunities.
•Company Loans: Receiving a loan or guarantee from the Company benefitting you or your family member.
You must always get approval from our Chief Legal and Trust Officer before participating in any transaction that could result in a potential conflict of interest. Conflicts of interest are fact-specific. For example, you may accept an approved gift from a vendor, but if you then decide to do business with that vendor without evaluating others, there could be a potential conflict of interest. When in doubt about any potential conflict of interest, contact our Chief Legal and Trust Officer.
Outside Employment
You may not engage in any outside employment that would interfere with your job performance or responsibilities. You must inform your manager, as well as our Chief Legal and Trust Officer, before you take on any outside employment that might cause a potential conflict.
Personal Relationships
Being in a personal relationship (e.g., dating, living together, etc.) with another employee (regular or temporary/contingent), applicant or contractor can possibly create a conflict of interest if that relationship might affect your judgment or appear to impact your judgment. If you have questions, our Chief Legal and Trust Officer can help. A personal relationship between a supervisor and an employee who is a direct report to the supervisor, or over whom the supervisor has the ability to influence the terms and conditions of employment, must in all circumstances be disclosed immediately to the Chief Legal and Trust Officer.
Business with Related Parties

You should avoid conducting any Company business with a relative or significant other, or with a business with which you, a relative or significant other is significantly associated. A potential conflict of interest can arise if you direct business from the Company to these types of related parties. To prevent a conflict of interest, employees directing business to or from the Company should discuss the situation with their manager and remove themselves from the decision-making process.
Even if a related-party transaction appears to be in the Company’s best interests, you must first fully disclose the transaction to our Chief Legal and Trust Officer, and receive approval from our Audit Committee, before engaging in that transaction. If you discover after the fact that we have done business with a related party, you must promptly report it to our Chief Legal and Trust Officer, who will refer the matter for approval from our Audit Committee. Please also refer to our Related Party Transactions Policy for more information.
Outside Advisory or Board Service
You must obtain approval from our Chief Legal and Trust Officer for certain outside activities that could present an actual or potential conflict of interest with your professional responsibilities at the Company. For example, serving on advisory boards or boards of directors, or being appointed to industry groups may present actual or potential conflicts. Board members must notify our Nominating and Corporate Governance Committee in advance of accepting a new board membership or a change in their principal occupation in accordance with our Governance Guidelines and shall avoid accepting board memberships or positions that would present a conflict of interest. Employees must disclose to their manager, in advance, outside activities that may or will impact the employee’s ability to perform the essential functions of their position at the expected level.
Investments and Business Interests
If you, a relative or a member of your household (including a roommate) are considering investing in one of our suppliers, vendors, customers or competitors, take great care to make sure that the investment does not compromise your obligations as our employee.
Things to consider in determining whether there is a real or seeming conflict:
•The size and nature of your investment;
•Your ability to influence the Company’s decision;
•Your access to our confidential information; and
•The nature of the relationship between us and the other company.
Meals, Gifts, and Entertainment
We highly encourage the building of strong relationships and socializing with customers, vendors, distributors and suppliers is an integral part of building important business relationships. However, good judgment should be exercised in providing business meals and entertainment or inexpensive gifts, so that all such conduct is consistent with customary and prudent business practices. Please do not solicit or request any gift and do not give or accept any gift that would affect or influence, or give the appearance of affecting or influencing, the business relationship at hand or your judgment in carrying out your duties and responsibilities for the Company. You may never use personal funds or resources to do something that cannot be done with Company resources, and you also are not allowed to lower the value of a gift by absorbing a portion of the cost yourself.
In addition, you should avoid any actions that create a perception that the Company sought or received favorable treatment from other entities or people in exchange for business courtesies such as gifts, gratuities, meals, refreshments, entertainment or other benefits. On occasion, you may be offered a gift, travel, or other compensation by someone in connection with the work you do here at the Company. A good rule of thumb to use in considering whether to accept the gift is whether you would be comfortable telling your manager about the gift or having your acceptance of it known by the public.
Corporate Opportunities
You may not take advantage of or direct a third party to take advantage of any opportunities discovered through your job with the Company for personal gain, or for the personal gain of a roommate, close friend, relative or significant other, unless the opportunity is disclosed to and pre-approved by our Chief Legal and Trust Officer. These opportunities include, among others, the Company’s sales and other business development opportunities, inventing products or services and writing books.
You are further prohibited from competing with the Company directly or indirectly during your employment with the Company and as otherwise provided in any written agreement with the Company.

Exhibit 10.13
Loans
Under U.S. Securities and Exchange Commission (“Commission”) rules, we are not allowed to provide loans (or guarantee loans) to our executive officers and directors or their family members. The Compensation Committee of the Board must approve any Company loan to any other service provider.
COMPLYING WITH THE LAW
Everyone at the Company is expected to comply with the law. Laws can be complex and at times, even counterintuitive. Although it’s impossible to know all aspects of every law, you should understand the major laws, rules and regulations that apply to your work. You should consult with our Chief Legal and Trust Officer if you are unsure or have any questions or concerns related to your work. A few specific areas of legal compliance are discussed in greater detail below.

Insider Trading
Because we believe firmly in transparency and trust across the organization, you may find yourself in possession of inside information. The definition of inside information is any material nonpublic information, positive or negative, about the Company or other organizations with which we work. For a definition of “material non-public information,” please see the Company’s Insider Trading Policy. Remember that we also may possess confidential information about our customers, partners or other third parties. It is equally important that we treat this information with the same care that we treat our own.
The bottom line is that we never buy or sell securities based on inside information, nor do we tip off others to do so. It doesn’t matter how we learned the information—using material nonpublic information to trade securities is never acceptable. Doing so violates the law and the trust we have built with our fellow employees, and with our customers, partners and investors, and others.
To learn more, please review our Insider Trading Policy, which explains how you lawfully can trade in our stock, as well as our trading windows, blackout periods and trading plans.
No Bribery or Corruption
All forms of bribery and corruption are prohibited. We will not tolerate bribery or corruption in any form or for any purpose. There is no potential benefit that can justify damaging our integrity and reputation or the trust others place in us.
All persons subject to this Code must comply fully with the Foreign Corrupt Practices Act (FCPA) and other applicable laws that prohibit bribery and corruption. Many of these laws are very broad and apply to both government and private or commercial bribery and corruption.
You are responsible for ensuring that you understand the applicable laws and our Anti-Corruption Policy. If you have a question regarding any gift, entertainment or other expense, consult with our Chief Legal and Trust Officer before you incur or authorize the expense.
Unlawfully Obtaining Business Intelligence
Gathering information about our competitors, often called competitive intelligence, is a legitimate business practice. It helps us stay competitive. However, we must always obtain business intelligence appropriately from legitimate sources. You must not steal or unlawfully use the information, material, products, intellectual property or proprietary or confidential information of others, including that of business partners and customers. These rules also apply to consultants, vendors and other partners we retain.
Fair Sales and Marketing Practices
We compete vigorously for business based solely on the merits of our products and services. We do not participate in any activities that unfairly harm competition. We want to win, but win fairly.

We will accurately represent the Company and our products and services in our marketing, advertising and sales materials. We can promote our products and services and make comparisons between us and our competitors.
Deliberately misleading messages, leaving out important facts or false claims about our products and services or competitors are inconsistent with our policies.
Antitrust laws govern relationships between a company and its competitors. Collusion among competitors is illegal and the consequences of a violation are severe. You must not enter into an agreement or understanding of any kind with competitors concerning prices, discounts or other terms or conditions of sale; profits or profit margins; costs; allocation of products, services, customers, markets or territories; boycotts of customers or suppliers; or bids or the intent to bid or even discuss or exchange information on these subjects.
Selecting Suppliers
We rely on our supplier relationships for our success. To achieve our mission, we need suppliers that are as committed as we are to building trust with our customers, that will do great work, and that will follow the law. We select the best suppliers for the job, by carefully considering their proven track record, reputation for integrity, and other merits—not based on favoritism. We work to eliminate child labor, human trafficking, and other labor abuses in our supply chain.
RESPECTING HUMAN RIGHTS
We are committed to respecting human rights to ensure that our business plays a positive role in the communities in which we operate. We respect human rights by seeking to avoid infringing on the rights of others and working to address adverse human rights impacts with which we are involved. We expect employees, partners, suppliers, customers and governments to share this commitment.
FINANCIAL MATTERS AND BUSINESS PRACTICES
You are expected to act responsibly and exercise sound judgment with respect to our finances and financial reporting. Investors rely on accurate and fair financial and business information to understand our financial results and make informed decisions. You may execute financial transactions only with authorization and in compliance with our policies. You also are expected to record and report all financial transactions and business information honestly and accurately, to comply with our system of internal controls and to follow applicable laws, regulations and accounting practices.
We regularly file reports and other documents with regulatory authorities, including the Commission. In addition, we may make other public communications, such as press releases, from time to time.
Depending upon your position with the Company, you may be called upon to provide information to help ensure that our public reports and communications are complete, fair, accurate and understandable. You are expected to use all reasonable efforts to provide complete, accurate, objective, relevant, timely and understandable answers to inquiries related to our public disclosures. Employees involved in preparing public reports and communications must use all reasonable efforts to comply with our disclosure controls and procedures.
If you believe that any disclosure is materially misleading or if you become aware of any material information that you believe should be disclosed to the public, it is your responsibility to bring this information to the attention of our Chief Legal and Trust Officer. If you believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should follow the procedures set forth in our Whistleblower Policy.
Commission Reporting and Financial Statement Preparation
Our periodic reports and other documents filed with the Commission, including all financial statements and other financial information, must comply with applicable federal securities laws, and Commission rules. If you contribute in any way to the preparation or verification of our financial statements and other financial information, you must ensure that our books, records and accounts are accurately maintained. You must also cooperate fully with our finance department, as well as our independent public accountants and counsel. If you are involved in the preparation of our Commission reports or financial statements, you must:

Exhibit 10.13
•Be familiar with and comply with our disclosure controls and procedures and our internal control over financial reporting.
•Take all necessary steps to ensure that all filings with the Commission and all other public communications about our financial and business condition provide full, fair, accurate, timely and understandable disclosure.

Quarterly Compliance Certifications
Depending on your position here at the Company, we may ask you to certify your knowledge of various facts each quarter. We rely on certifications to record transactions, make legal and accounting determinations and comply with laws. If you do not provide a certification or complete a certification completely, honestly and accurately, you may be in violation of this Code. This will result in disciplinary action up to and including termination of your service with the Company.
Business Expenses
You are expected to incur business expenses wisely. When you submit an expense for reimbursement or spend money on our behalf, you must make sure that the cost is reasonable, directly related to our business.
supported by appropriate documentation and in compliance with our policies. Always submit expense reports in a timely manner, record the business purpose and relevant details and comply with all submission requirements. If you are uncertain about whether you should spend money or submit an expense for reimbursement, check with your manager. Managers are responsible for all money spent and expenses incurred by their direct reports and should carefully review such expenses and supporting receipts before approving.
Money-laundering and Third-party Payments
We are committed to complying fully with all anti money-laundering and antiterrorism laws throughout the world. Money laundering occurs when individuals or organizations attempt to conceal illicit funds or make such funds look legitimate. If you are requesting payments to vendors or potential vendors, or are monitoring payments we receive, you must flag suspicious activity. The following examples may be indications of potential money laundering:
•Attempts to make large cash payments.
•Payments by or to someone who is not a party to the relevant contract.
•Requests to pay more than provided for in the relevant contract.
•Payments made in currencies other than those specified in the relevant contract.
•Payments from an unusual, non-business account.
USING AND PROTECTING OUR ASSETS, SYSTEMS AND FACILITIES Access to Our Offices
Each Company office has policies to ensure the security and confidentiality of our communications, protect our assets from theft, misuse or destruction and keep you and any guests safe. All employees are responsible for complying with these policies and with all related systems.
Computers and Other Equipment
You must care for any equipment provided by the Company (such as your laptop computer) and use it responsibly for business purposes. You may make limited personal use of our equipment, provided such use does not interfere with our business or violate any law or Company policy. If you use any Company equipment at a location outside of our offices, you need to take precautions to protect the equipment from loss, theft or damage. All Company equipment must be fully accessible to us and remains our property, even while in your possession. You have no right to privacy in our personal equipment (including laptop computers provided to you) or to any personal information stored on that equipment. You may not use your own equipment for Company work without advance permission from your manager and only in compliance with all policies relating to the use of such equipment.
Software and Content

All software you use in your work for the Company must be appropriately licensed and approved. Any non- licensed software should be removed. It is against our policy to make, use or share illegal or unauthorized copies of software or other copyrighted material.
Retaining Records
Our records and information are important assets that comprise our corporate memory and contain information critical to the continuity of our business. These documents or records include not only transaction records, but other electronic records, such as e-mail, voicemail, messaging apps and computer drives. You must manage business records and dispose of them only in the manner and timeframe established by our document retention policies. Please be especially cautious with records and information that are subject to a “legal hold,” which may be imposed under certain circumstances such as litigation or government investigations. When there is a “legal hold” in place, you may not alter, destroy or discard documents relevant to the lawsuit, legal proceeding or investigation.
Protecting Information and Intellectual Property (IP)
The innovations you create every day are vital to our success. We expect you to understand the value of these innovations and to take appropriate steps to protect them. This means disclosing to the Company all inventions and other IP created or improved as part of your work for us, assisting with the preparation and prosecution of patent applications, protecting confidential information and avoiding the improper use of third-party confidential information or IP.
Disclosing Confidential Information About the Company and Others
We sometimes must disclose our confidential information in the course of performing our jobs. If you need to disclose confidential information belonging to the Company, you first must ask our legal department to work with the other party to sign an approved non-disclosure agreement (“NDA”). In addition, you should not discuss sensitive matters or confidential information in public places.
If a third party has disclosed confidential information to you or the Company under an NDA, we must comply with the terms of the NDA and limit our use of the confidential information to the specific purpose for which it was intended.
You should never attempt to obtain a competitor’s confidential information improperly. This includes asking another employee to disclose confidential information they received while working at another company.
If you obtain another company’s confidential information accidentally or from an unknown source, it may be unethical or even illegal to use the information. You should immediately contact our Chief Legal and Trust Officer to determine how to proceed.
Data Privacy
Trust is the foundation of our relationship with our customers. We value the confidence our customers have in us and take the responsibility of protecting their information seriously. To be worthy of their trust, we built, and will continue to grow, the Company with an emphasis on security, compliance and privacy.
Requests by Regulatory Authorities
Stewardship of the data we receive from other parties, including customers, suppliers and vendors, is a responsibility we embrace. All government requests for our information, documents or interviews of our employees should be referred to our legal department immediately. This does not prevent you from providing information to a government or law enforcement agency if you reasonably believe that the information discloses a legal violation by us or our agents.
COMMUNICATING WITH OTHERS
We are committed to providing accurate, timely and clear disclosure in our public communications. Because any external communications can affect our business, you must be thoughtful and conscientious about what you say and write in public on the Company’s behalf. In general, only people who have been specifically authorized may speak on behalf of the Company without prior approval. If you are approached by anyone such as a member of the press,

Exhibit 10.13
analyst, or current or potential investor of the Company, please refer the individual to our public relations team. For additional information, please refer to our Corporate Communications Policy.
A PLACE WHERE YOU CAN DO YOUR BEST WORK
We are committed to fostering an environment where ALL people are welcome and supported. We respect and value different experiences and viewpoints. We always act respectfully toward one another and embrace diversity of people and ideas. Having a diverse workforce made up of team members who bring a wide variety of skills, abilities, experiences and perspectives is essential to our success. Creativity and innovation flourish in an environment of openness, inclusion and mutual respect.
Authenticity and Inclusion
We are more productive, more creative and happier when each of us can be our authentic self. We act as a team that embraces different perspectives, seeks innovation from everywhere, and enables our colleagues, our customers and our communities to change the world. We value groundbreaking thinking and new ways of approaching problems—and we know that to solve the most complex problems, we need to attract the most creative, innovative and committed people from across the globe.
Fair Employment Practices
We are committed to providing equal employment opportunities for all applicants and employees. We do not unlawfully discriminate in employment opportunities (such as hiring or promotions) or practices (such as discipline, compensation or benefits) on the basis of any protected characteristic, including race, color, religion, sex, gender identity or expression, transgender status, genetics, marital or veteran status, age, national origin, ancestry, physical disability (including HIV/AIDS), mental disability, medical condition, pregnancy or childbirth (including breast-feeding), sexual orientation or any other characteristic protected by law. Additionally, every Company employee has a right to a work environment free from unlawful harassment. Harassment can include any behavior (verbal, visual or physical) that creates an intimidating, offensive, abusive or hostile work environment.
We will promptly address reports of discrimination or harassment. If you believe you’ve observed or been subjected to discrimination or harassment in violation of our policies, you should immediately contact your manager, Human Resources, our Chief Legal and Trust Officer, or any manager with whom you feel comfortable. If you conclude that you can only report these violations anonymously, please follow the procedures in our Whistleblower Policy. We will not retaliate against any employee for bringing a complaint in good faith or participating in any investigation in good faith and we will not tolerate retaliation by others. You should report any concerns about retaliation immediately. See “No Retaliation” below.
Safety and Security
We expect you to treat others fairly and with respect and to be professional at all times. We promote and provide a work environment free of violence and we are committed to the safety and security of our employees and property. We will not tolerate threats of violence, acts of aggression, intimidation or hostility. You may not possess firearms, other weapons, explosive devices or dangerous substances or materials in the workplace. Any potentially dangerous situation must be reported immediately to our Chief Legal and Trust Officer.
Cooperating with Investigations
We will conduct investigations of alleged or actual violations of our policies, procedures and laws, rules and regulations. All persons subject to this Code are required to cooperate with any Company investigation. All persons subject to this Code are expected to maintain and safeguard the confidentiality of an investigation to the extent possible, except as otherwise provided herein or by applicable law.
PENALTIES FOR VIOLATIONS OF COMPANY POLICIES
You are expected to be familiar with and comply with all Company policies. If you have a question regarding any course of conduct, consult your supervisor or the Chief Legal and Trust Officer before moving forward. Those who violate our policies are subject to disciplinary action up to and including termination of employment. Examples of misconduct that may result in disciplinary measures includes:
•Violating any Company policy;
•Failing to report known or suspected violations of any Company policy;
•Failure to cooperate in a Company investigation into possible violations of Company policies; and
•Engaging in retaliation.
Furthermore, violations of some provisions of this Code are illegal and may subject persons subject to this Code to civil and criminal liability.
REPORTING CONCERNS
If you have a concern about any actual or possible violations of this Code or any of our policies, you are required to report it promptly. You may raise any concern orally or in writing through several channels. Use the channel that is most comfortable for you. Your supervisor or manager is often in the best position to resolve a concern quickly. However, you can always report a concern to the Company’s Chief Legal and Trust Officer or their designee, the next level of management or anonymously. Consult the process set forth in our Whistleblower Policy for additional ways to report concerns.
NO RETALIATION
We will not tolerate any reprisals or retaliation against any person raising a concern or participating in any investigation in good faith.
CHANGES TO THIS CODE
Our Board reserves the right in its sole discretion to modify or grant waivers to this Code. Any such modification or waiver must be approved in writing. Any amendments or waiver for the principal executive officer, principal financial officer, principal accounting officer, controller, or any other persons performing similar functions in the company will be publicly disclosed if and as required by applicable laws, rules and regulations.

Exhibit 10.13
EXHIBIT B
SENTINELONE, INC.
CHANGE IN CONTROL AND SEVERANCE AGREEMENT
This Change in Control and Severance Agreement (the “Agreement”) is entered into by and between Vats Srivatsan, (the “Executive”) and SentinelOne, Inc., a Delaware corporation (the “Company”), on [•], 2022, and is effective as of [•] 2022 (the “Effective Date”).

1.Term of Agreement.
Except to the extent renewed as set forth in this Section 1, this Agreement shall terminate upon the earlier of (x) the third (3rd) anniversary of the Effective Date (the “Expiration Date”) or (y) the date that Executive’s employment with the Company terminates for a reason other than Executive’s Qualifying Termination or CIC Qualifying Termination; provided however, if a definitive agreement relating to a Change in Control has been signed by the Company on or before the Expiration Date, then this Agreement shall remain in effect through the earlier of:
(a)The date that Executive’s employment with the Company terminates for a reason other than a Qualifying Termination or CIC Qualifying Termination, or
(b)The date the Company has met all of its obligations under this Agreement following a termination of Executive’s employment with the Company due to a Qualifying Termination or CIC Qualifying Termination.
This Agreement shall expire on the initial Expiration Date and each subsequent Expiration Date, unless the Company provides Executive notice of renewal at least three (3) months prior to the date on which this Agreement would otherwise expire, in which case this Agreement shall remain outstanding and effective for an additional three (3) year term. For the avoidance of doubt, and notwithstanding anything to the contrary in Section 2 or 3 below, the Company’s non-renewal of this Agreement shall not constitute a Qualifying Termination or CIC Qualifying Termination, as applicable.
2.Qualifying Termination. If Executive is subject to a Qualifying Termination, then, subject to Sections 4, 8, and 9 below, Executive will be entitled to the following benefits:
(a)Severance Benefits. The Company shall pay Executive an amount equal to six (6) months’ worth of his or her monthly base salary (at the rate in effect immediately prior to the actions that resulted in the Qualifying Termination). The Executive will receive his or her severance payment in a cash lumpsum in accordance with the Company’s standard payroll procedures, which payment will be made no later than the first regular payroll date occurring after the sixtieth (60th) day following the Separation, provided that the Release Conditions have been satisfied.
(b)Continued Employee Benefits. If Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company shall pay the full amount of Executive’s COBRA premiums on behalf of the Executive for the Executive’s continued coverage under the Company’s health, dental and vision plans, including coverage for the Executive’s eligible dependents, for the same period that the Executive is paid severance benefits pursuant to Section 2(a) following the Executive’s Separation or, if earlier, until Executive is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. Notwithstanding the foregoing, if the Company, in its sole discretion, determines that it cannot provide the foregoing subsidy of COBRA coverage without potentially violating or causing the Company to incur additional expense as a result of noncompliance with applicable law (including, without limitation. Section 2716 of the Public Health Service Act), the Company instead shall provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of the Separation (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made regardless of whether Executive elects COBRA continuation coverage and shall commence on the later of (i) the first day of the month following the month in which Executive experiences a Separation and (ii) the effective date of the Company’s determination of violation of applicable law, and shall end on the earlier of (x) the effective date on which Executive becomes covered by a health, dental or vision insurance plan of a subsequent employer, and (y) the last day of the period that the Executive is paid severance benefits pursuant to Section 2(a) after the Separation, provided that, any taxable payments under Section 2(b) will not be paid before the first business day occurring after the sixtieth (60th) day following the Separation and, once they commence, will include any unpaid amounts accrued from the date of Executive’s Separation (to the extent not otherwise satisfied with continuation coverage). Executive shall have no right to an additional gross-up payment to account for the fact that such COBRA premium amounts are paid on an after-tax basis.
3.CIC Qualifying Termination. If Executive is subject to a CIC Qualifying Termination, then, subject to Sections 4, 8, and 9 below, Executive will be entitled to the following benefits:
(a)Severance Payments. The Company or its successor shall pay Executive twelve (12) months’ worth of his or her monthly base salary and Executive’s then-current annual target bonus, in each case at the rate in effect immediately prior to the actions that resulted in the Separation. Such payment shall be paid in a cash lump sum payment in accordance with the Company’s standard payroll procedures, which payment will be made no later than the first regular payroll date occurring after the sixtieth (60th) day following the Separation, provided that the Release Conditions have been satisfied. For the avoidance of doubt, in the event that a Change in Control occurs within three (3) months following a Qualifying Termination, then, provided that such Qualifying Termination followed a Potential Change in Control, Executive shall receive an additional payment in order to provide the benefits described in this Section 3(a), payable within 60 days following the date of such Change in Control.
(b)Equity. Each of Executive’s then outstanding Equity Awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, shall accelerate and become vested and exercisable as to 100% of the then-unvested shares subject to the Equity Award. To the extent only service conditions remain with respect to an Equity Award that would otherwise vest in part upon satisfaction of performance criteria, such service conditions shall accelerate. Subject to Section 4, the accelerated vesting described above shall be effective as of the Separation. For the avoidance of doubt, in order to give effect to the acceleration contemplated by this Section 3(b), each of Executive’s outstanding Equity Awards shall remain outstanding and eligible to vest (solely pursuant to the terms of this Section 3(b)) for a period of three (3) months following a Qualifying Termination and will be effective upon the Change of Control.
(c)Continued Employee Benefits. The Company or its successor shall provide the Executive with continuation of COBRA benefits or a cash benefit, in both cases on the same terms as set forth in Section 2(b) above for the same period that Executive is paid severance benefits pursuant to Section 3(a) following Executive’s Separation or, if earlier, until Executive is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
4.General Release. Any other provision of this Agreement notwithstanding, the benefits under Sections 2 and 3 shall not apply unless Executive (i) has executed a general release of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company and such release has become effective and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims. The release must be in the form prescribed by the Company, without alterations (this document effecting the foregoing, (the “Release”). The Company will deliver the form of Release to Executive within thirty (30) days after Executive’s Separation or such other time limit as is expressly provided in the Release documents, provided however that in all cases the Release must be executed and have become irrevocable within sixty (60) days following the date of the Executive’s Separation.
5.Accrued Compensation and Benefits. Notwithstanding anything to the contrary in Sections 2 and 3 above, in connection with any termination of employment (whether or not a Qualifying Termination or CIC Qualifying Termination), the Company shall pay Executive’s earned but unpaid base salary and other vested but unpaid cash entitlements for the period through and including the termination of employment, including unreimbursed documented business expenses incurred by Executive through and including the date of termination (collectively “Accrued Compensation and Expenses”), as required by law and the applicable Company plan or policy. In addition, Executive shall be entitled to any other vested benefits earned by Executive for the period through and including the termination date of Executive’s employment under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein.
6.Definitions.
(a)“Board” means the Company’s board of directors.

Exhibit 10.13
(b)“Cause” shall mean, as reasonably determined by the Board, (a) Executive’s unauthorized use or disclosure of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) Executive’s material breach of any agreement between Executive and the Company, (c) Executive’s commission of an act of personal dishonesty, fraud, deceit, or embezzlement in connection with Executive’s employment, (d) Executive’s material failure to comply with the Company's policies or rules, including, without limitation, the Company's policies or rules regarding harassment, alcohol or substance abuse, confidentiality, workplace violence, and discrimination, (e) Executive’s conviction of, or plea of ‘guilty" or 'no contest" to, a felony or a crime of moral turpitude, (f) Executive’s failure to perform lawfully assigned duties after receiving written notification of the failure from the Company's Chief Executive Officer or other supervisor or (g) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Executive’s cooperation in writing, or (h) Executive’s engagement in gross misconduct or gross neglect of Executive’s duties where such misconduct or neglect is materially injurious to the Company, or (i) Executive’s breach of any fiduciary duty owed to the Company by Executive that has or could reasonably be expected to have a detrimental effect on the Company's reputation or business. Notwithstanding, the foregoing, in the case of clauses (b), (d), (f) and (g), the Company will not terminate Executive’s employment for Cause without first providing Executive with written notification of the acts or omissions constituting Cause and providing Executive with at least 10 days following such notice to cure such conduct (to the extent capable of cure).
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Change in Control.” For all purposes under this Agreement, a Change in Control shall mean a “Corporate Transaction,” as such term is defined in the Plan, provided that the transaction (including any series of transactions) also qualifies as a change in control event under U.S. Treasury Regulation 1.409A-3(i)(5)(v) and(vii).
(e)“CIC Qualifying Termination” means a Separation (A) within twelve (12) months following a Change in Control, or (B) within three (3) months preceding a Change in Control (but as to part (B), only if the Separation occurs after a Potential Change in Control) resulting, in either case (A) or (B), from (i) the Company or its successor terminating Executive’s employment for any reason other than Cause, or (ii) Executive voluntarily resigning his or her employment for Good Reason. A termination or resignation due to Executive’s death or disability shall not constitute a CIC Qualifying Termination. A “Potential Change in Control” means the date of execution of a legally binding and definitive agreement for a corporate transaction which, if consummated, would constitute the applicable Change in Control (which for the avoidance of doubt, would include a merger agreement, but not a term sheet for a merger agreement). In the case of a termination following a Potential Change in Control and before a Change in Control, solely for purposes of benefits under this Agreement, the date of Separation will be deemed the date the Change in Control is consummated
(f)“Equity Awards” means all options to purchase shares of Company common stock as well as all other stock-based awards granted to Executive, including but not limited to stock bonus awards, restricted stock, restricted stock units and stock appreciation rights but excluding any equity awards that remain subject, in whole or in part, to any unsatisfied performance-based vesting conditions (it being understood that service-based vesting conditions alone shall not be deemed performance-based for this purpose).
(g)“Good Reason” means, without Executive’s prior written consent, (i) a material reduction in the Executive’s duties, authority, or responsibilities relative to Executive’s duties, title, authority or responsibilities as an officer or employee in effect immediately prior to such reduction provided, however that (1) a mere change in Executive’s title shall not constitute grounds for a termination by Executive for Good Reason unless in connection with or followed by a reduction in Executive’s duties, responsibilities or authority or Executive’s removal from such position or responsibilities without Cause and (2) a change in responsibility shall not be deemed to occur (A) solely because Executive is part of a larger organization, or (B) solely because of a change in title, (ii) a reduction by more than 10% in Executive’s annual base salary or annual target bonus (other than a reduction generally applicable to executive officers of the Company and in generally the same proportion as for the Executive), (iii) a requirement that Executive relocate Executive’s principal place of work to a location more than fifty (50) miles from Executive’s then- current work location, or (iv) a material breach of this Agreement by the Company. For Executive to receive any benefits under this Agreement as a result of a resignation for Good Reason, all of the following requirements must be satisfied: (1) Executive must provide notice to the Company of his or her intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iv); (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, Executive may withdraw his or her resignation or may resign with no benefits under this Agreement; and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition set forth in subclauses (i) through (iv). Should the

Company remedy the condition as set forth above and then one or more of the conditions arises again, Executive may assert Good Reason again, subject to all of the conditions set forth herein.
(h)“Plan” means the Company’s 2021 Equity Incentive Plan, as may be amended from time to time.
(i)“Release Conditions” mean the following conditions: (i) Company has received Executive’s executed Release and (ii) any rescission period applicable to Executive’s executed Release has expired (without Executive having rescinded the executed Release).
(j)“Qualifying Termination” means a Separation that is not a CIC Qualifying Termination, but which results from the Company terminating Executive’s employment for any reason other than Cause or Executive voluntarily resigning his or her employment for Good Reason. A termination or resignation due to Executive’s death or disability shall not constitute a Qualifying Termination.
(k)“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.
7.Successors.
(a)Company’s Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets, by an agreement in substance and form satisfactory to Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets or which becomes bound by this Agreement by operation of law.
(b)Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
8.Golden Parachute Taxes.
(a) Best After-Tax Result. In the event that any payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise (“Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code, any successor provisions, or any comparable federal, state, local or foreign excise tax (“Excise Tax”), then, subject to the provisions of Section 8, such Payments shall be either (A) provided in full pursuant to the terms of this Agreement or any other applicable agreement, or (B) provided as to such lesser extent which would result in no portion of such Payments being subject to the Excise Tax (“Reduced Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income, employment and other taxes and the Excise Tax (including, without limitation, any interest or penalties on such taxes), results in the receipt by Executive, on an after-tax basis, of the greatest amount of payments and benefits provided for hereunder or otherwise, notwithstanding that all or some portion of such Payments may be subject to the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section shall be made by independent tax counsel designated by the Company and reasonably acceptable to Executive (“Independent Tax Counsel”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required under this Section, Independent Tax Counsel may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code; provided that Independent Tax Counsel shall assume that Executive pays all taxes at the highest marginal rate. The Company and Executive shall furnish to Independent Tax Counsel such information and documents as Independent Tax Counsel may reasonably request in order to make a determination under this Section. The Company shall bear all costs that Independent Tax Counsel may reasonably incur in connection with any calculations contemplated by this Section. In the event that Section 8(a)(ii)(B) above applies, then based on the information provided to Executive and the Company by Independent Tax Counsel, Executive may, in Executive’s sole discretion and within thirty (30) days of the date on which Executive is provided with the information prepared by Independent Tax Counsel, determine which and how much of the Payments (including the accelerated vesting of

Exhibit 10.13
equity compensation awards) to be otherwise received by Executive shall be eliminated or reduced (as long as after such determination the value (as calculated by Independent Tax Counsel in accordance with the provisions of
Sections 280G and 4999 of the Code) of the amounts payable or distributable to Executive equals the Reduced Amount). If the Internal Revenue Service (the “IRS”) determines that any Payment is subject to the Excise Tax, then Section 8(b) hereof shall apply, and the enforcement of Section 8(b) shall be the exclusive remedy to the Company.
(b) Adjustments. If, notwithstanding any reduction described in Section 8(a) hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of one or more Payments, then Executive shall be obligated to surrender or pay back to the Company, within one-hundred twenty (120) days after a final IRS determination, an amount of such payments or benefits equal to the “Repayment Amount.” The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be surrendered or paid to the Company so that Executive’s net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero (0) if a Repayment Amount of more than zero (0) would not eliminate the Excise Tax imposed on such Payments or if a Repayment Amount of more than zero would not maximize the net amount received by Executive from the Payments. If the Excise Tax is not eliminated pursuant to this Section 8(b), Executive shall pay the Excise Tax.
9.Miscellaneous Provisions.
(a) Section 409A. To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (ii) Executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Code, then such payment or payments shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the Executive’s Separation; or (ii) the date of Executive’s death following such Separation; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(l)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive or Executive’s beneficiary in one lump sum (without interest). Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement (or otherwise referenced herein) is determined to be subject to (and not exempt from) Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement or in kind benefits to be provided in any other calendar year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Agreement (or referenced in this Agreement) are intended to constitute separate payments for purposes of Section 1.409A- 2(b)(2) of the regulations under Section 409A. To the extent any nonqualified deferred compensation subject to Section 409A of the Code payable to Executive hereunder could be paid in one or more taxable years depending upon Executive completing certain employment-related actions (such as resigning after a failure to cure a Good Reason event and/or returning the Release), then any such payments will commence or occur in the later taxable year to the extent required by Section 409A of the Code.
(b) Other Arrangements. This Agreement supersedes any and all cash severance arrangements and vesting acceleration arrangements under any agreement governing Equity Awards, severance and salary continuation arrangements, programs and plans which were previously offered by the Company to Executive, including employment agreement or offer letter, and Executive hereby waives Executive’s rights to such other benefits. In no event shall any individual receive cash severance benefits under both this Agreement and any other vesting acceleration, severance pay or salary continuation program, plan or other arrangement with the Company. For the avoidance of doubt, in no event shall Executive receive payment under both Section 2 and Section 3 with respect to Executive’s Separation.

(c)Dispute Resolution. To ensure rapid and economical resolution of any and all disputes that might arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved solely and exclusively by final, binding, and confidential arbitration, by a single arbitrator, in Santa Clara County, and conducted by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) under its then-existing employment rules and procedures. Nothing in this section, however, is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party to an arbitration or litigation hereunder shall be responsible for the payment of its own attorneys’ fees. The Company will pay the arbitration costs.
(d)Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or deposited with Federal Express Corporation, with shipping charges prepaid. In the case of Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
(e)Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(f)Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
(g)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
(h)No Retention Rights. Nothing in this Agreement shall confer upon Executive any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any subsidiary of the Company or of Executive, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.
(i)Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than its choice-of-law provisions).
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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.
EXECUTIVE SENTINELONE, INC.
Print Name:    By:
Title: